Exhibit 10.7

USA TODAY Co., Inc.

GANNETT CO., INC. 2023 STOCK INCENTIVE PLAN

DIRECTOR RESTRICTED STOCK
AWARD AGREEMENT
The USA TODAY Co., Inc. (formerly Gannett Co., Inc.) (the “Company”) Board of Directors or the Compensation Committee thereof (the “Committee”), as the case may be, has approved an award of shares of Restricted Stock to you under the Gannett Co., Inc. 2023 Stock Incentive Plan (the “Plan”), as set forth below.

Please sign both copies of this Award Agreement to evidence your agreement with the terms hereof. Keep one copy and return the other to the undersigned. Please keep the enclosed Terms and Conditions for future reference.

Director:     [Participant Name]

Grant Date:     [Grant Date]
Restricted Stock Commencement Date:    N/A
Restricted Stock Expiration Date:    N/A

Restricted Stock Vesting Schedule:    all stock shall be vested upon grant

Payment Date:        all stock shall be paid upon grant

Director
Number of Restricted Stock shares:         [Number of Shares Granted]

USA TODAY Co., Inc.

________________________________        By: ________________________________
Director’s Signature    Michael E. Reed
Chief Executive Officer

USA TODAY Co., Inc.
DIRECTOR RESTRICTED STOCK
TERMS AND CONDITIONS
These Terms and Conditions, govern the grant of shares of Restricted Stock to the director (the “Director”) designated in the Award Agreement dated coincident with these Terms and Conditions. The Restricted Stock of USA TODAY Co., Inc. (formerly Gannett Co., Inc.) (the “Company”) is granted under, and subject to, the Gannett Co., Inc. 2023 Stock Incentive Plan (the “Plan”). Terms used herein that are defined in the Plan or Award Agreement shall have the meaning ascribed to them in the Plan or Award Agreement. If there is any inconsistency between these Terms and Conditions and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.
1.    Grant of Restricted Stock. Pursuant to the provisions of (i) the Plan, (ii) the individual Award Agreement governing the grant, and (iii) these Terms and Conditions, the Company has granted to the Director the number of Restricted Stock shares set forth on the applicable Award Agreement. Each vested Restricted Stock share shall entitle the Director to receive from the Company one share of the Company’s common stock (“Common Stock”) upon the Payment Date.
2.    Payment Date. The Payment Date shall be the dates specified in the Award Agreement with respect to the Restricted Stock shares that vest on such date under the schedule set forth in the Award Agreement.
3.    Vesting Schedule. All the Restricted Stock shares granted hereunder are immediately vested as of the Grant Date.
4.     Delivery of Shares. The Company shall deliver to the Director a certificate or certificates, or at the election of the Company make an appropriate book-entry, for the number of shares of Common Stock equal to the number of vested Restricted Stock shares as soon as administratively practicable (but always by the 30th day) after the Payment Date; provided that the number of shares shall be reduced by the value of all taxes which the Company is required by law to withhold by reason of such delivery. The Director shall have no further rights with regard to a Restricted Stock share once the underlying share of Common Stock has been delivered with respect to that Restricted Stock share.
5.    Discretionary Plan. The Plan is discretionary in nature and may be suspended or terminated by the Company at any time. With respect to the Plan, (a) each grant of Restricted Stock is a one-time benefit which does not create any contractual or other right to receive future grants of Restricted Stock, or benefits in lieu of Restricted Stock; (b) all determinations with respect to any such future grants, including, but not limited to, the times when the Restricted Stock shall be granted, the number of Restricted Stock shares, the Payment Dates and the vesting dates, will be at the sole discretion of the Company; (c) the Director’s participation in the Plan is voluntary; and (d) the future value of the Restricted Stock is unknown and cannot be predicted with certainty.
6.    Effect of Plan and these Terms and Conditions. The Plan is hereby incorporated by reference into these Terms and Conditions, and these Terms and Conditions are subject in all respects to the provisions of the Plan, including without limitation the authority of the Compensation Committee of the Board of Directors of the Company in its sole discretion to adjust awards and to make interpretations and other determinations with respect to all matters relating to the applicable Award Agreements, these Terms and Conditions, the Plan and awards made pursuant thereto. These Terms and Conditions shall apply to the grant of Restricted Stock made to the Director on the date hereof and shall not apply to any future grants of Restricted Stock made to the Director.
7.    Notices. Notices hereunder shall be in writing and, if to the Company, shall be addressed to the Secretary of the Company at 175 Sully’s Trail, Suite 203, Pittsford, NY 14534-4560, and, if to the Director, shall be addressed to the Director at his or her address as it appears on the Company’s records.
8.    Successors and Assigns. The applicable Award Agreement and these Terms and Conditions shall be binding upon and inure to the benefit of the successors and assigns of the Company and to the estate or designated beneficiary of the Director.
    9.    Grant Subject to Applicable Regulatory Approvals. Any grant of Restricted Stock under the Plan is specifically conditioned on, and subject to, any regulatory approvals required in the Director’s country. These approvals cannot be assured. If necessary approvals for grant or payment are not obtained, the Restricted Stock may be cancelled or rescinded, or they may expire, as determined by the Company in its sole and absolute discretion.
    10.    Applicable Laws and Consent to Jurisdiction. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in the state of New York and agree that such litigation shall be conducted in the courts of Monroe County, New York or the federal courts of the United States for the Western District of New York.